Exhibit 3.20

ARTICLE I.           CORPORATE OFFICE

The office and principal place of business of the corporation shall be located at 306 W. Mill St., Carbondale, IL 62901

ARTICLE II.          STOCKHOLDERS

Section One. Annual Meeting.  (a) An annual meeting of stockholders shall be held in each year on the first Monday in March at 9:00 a.m., unless such day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall be held at the principal office of the corporation or at such other place within the State of Illinois as may be determined by the board of directors and designated in the notice of such meeting.

(b)  If in any year, the election of directors is not held at the annual meeting of stockholders or an adjournment thereof the board of directors shall call a special meeting of stockholders as soon thereafter as reasonably possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting.  In the event the board of directors fails to call a special meeting within two (2) months after the date prescribed for the annual meeting, any stockholder may call such a meeting, and at such a meeting the stockholders may elect directors and transact all other business properly brought before the meeting.

(c)  No change in the time or place of a meeting for the election of directors may be made within five (5) days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must be given to each stockholder of record at least ten (10) days prior to the date for which any such meeting is re-scheduled.

(d) Any stockholders’ meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy.  An adjournment may be voted regardless of whether a quorum is present.  When a stockholders’ meeting is adjourned for ten (10) days or more, notice of the adjourned meeting must be given as in the case of an original meeting.  When a meeting is adjourned for less than ten (10) days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted.

Section Two.  Special Meetings.       Special meetings of stockholders may be called for any purpose.  Such meetings may be called at any time by the president, the board of directors, or by the holders, of not less than one-fifth of all the outstanding shares of the corporation.  On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall set a time and place.  The meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

Section Three.  Action by Unanimous Written Consent.   Any action required by law to be taken at a meeting of stockholders and any other action which may be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all stockholders entitled to vote with respect to the subject matter thereof.

Section Four.  Notice of Meetings.  Written or printed notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting either personally or by mail, by or at the direction of the president, secretary, or other person or persons calling the meeting. to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States Mail, postage prepaid; addressed to the stockholder to receive it at his address as it then appears on the records of the corporation.

Section Five.   Waiver of Notice.           A stockholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

Section Six.    Closing of Transfer Books.  Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books will be closed for a stated period.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders.  Such books must be closed for at least ten (10) days, or in the case of a meeting at which a merger or consolidation will be considered, at lease twenty (20) days immediately preceding such meeting.  In no event shall the books be closed for a period exceeding sixty (60) days.

(b) In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date as the record date for a determination of stockholders for any of the purposes enumerated in Paragraph (a) above.  Such date shall be not more than sixty (60) days, and for a meeting of stockholders, not less than ten (10) days, or in the case of a meeting at which a merger or consolidation will be considered, not less than twenty (20) days, immediately preceding such meeting.

(c) If the stock transfer books are not closed and a record date is not fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

(d) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

Section Seven. Quorum.          The presence, at any stockholders’ meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business.  In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

Section Eight. Proxies.  Every person entitled to vote at a stockholders’ meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section Nine.  Voting.  Except in elections for directors, in which each stockholder shall have the right to cumulate his votes, each outstanding share, regardless of class shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the stockholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of the State of Illinois.

Section Ten.   Voting List.  (a) At least ten (10) days before each meeting of stockholders, the secretary or other officer of the corporation having charge of the transfer books shall compile a complete list, in alphabetical order, of the names and addresses of stockholders entitled to vote at such meeting, together with the number of shares held by each.  The list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder during the ten days immediately prior to such meeting, during usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder throughout the meeting.

(b) The original share ledger or transfer books, or a duplicate thereof kept in Illinois, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer books or to vote at any meeting of stockholders.

(c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting of stockholders.

Section Eleven.  Order of Business.  The order of business at the annual meeting of stockholders and, insofar as possible at all other meetings of stockholders, shall be as follows:

(a)                                  Call to order.

(b)                                 Proof of notice of meeting.

(c)                                  Reading and disposing of any unapproved minutes.

(d)                                 Reports of officers.

(e)                                  Reports of committees.

(f)                                    Election of directors.

(g)                                 Disposition of unfinished business.

(h)                                 Disposition of new business.

(i)                                     Adjournment.

ARTICLE III.         BOARD OF DIRECTORS

Section One.   General Powers.  Subject to the limitations of the articles of incorporation, these bylaws, and the Illinois Business Corporation Act concerning corporate action that must be authorized or approved by the stockholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

Section Two.  Number.  Tenure.  Qualifications, and Election.  The board of directors shall consist of five persons who need not be stockholders of the corporation.  The number of directors may be increased or decreased from time to time by amendment to these bylaws.  Directors of the corporation shall be elected at the annual meeting of stockholders, or at a meeting held in lieu thereof as provided in Article II Section One (b), above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

Section Three.  Meetings.      (a) The board of directors shall hold an organizational meeting immediately following each annual meeting of stockholders.  Additionally, regular meetings of the board of directors shall be held at such times as shall be fixed from time to time by resolution of the board.

(b)           Special meetings of the board may be called at any time by the president, or, if the president is absent or is unable or refuses to act, by any vice president or by any one member of the board.

(c)           Notice need not be given of regular meetings of the board, nor need notice be given of adjourned meetings.  Notice of special meetings shall be in writing delivered in person or by mail at least five (5) days prior to the date of the meeting.  Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice.  Attendance of a director at a meeting shall constitute a waiver of notice of that meeting except where the director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, and meetings may be held at any time without notice if all directors are present, or if any absent directors waive notice in writing.

Section Four.   Quorum and Voting.        A majority of directors in office shall constitute a quorum for the transaction of business, and the acts a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the board of directors.  If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn a meeting, from time to time, until a quorum is present.  In the event vacancies created by the removal of a director or directors by the stockholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may elect a successor or successors for the unexpired term or terms by majority vote.

Section Five.   Vacancies.         (a) A vacancy in the board of directors shall exist on the happening of any of the following events:

(1)                                  A director dies, resigns, or is removed from office:

(2)                                  The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position.

(3)                                  The stockholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting.

(4)                                  The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony/or, within fifteen (15) days after notice of his election to the board, neither accepts the office in writing, nor attends a meeting of the board of directors.

A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his term of office.

(b)           A vacancy in the board of directors, except a vacancy occurring by the removal of a director maybe filled by the vote of a majority of the remaining directors, even though less than a quorum is present.  Each director so elected shall hold office for the unexpired term of his predecessor in office.  Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of stockholders called for that purpose.

Section Six.   Removal.           (a) At any regular meeting of stockholders, or at any special meeting called for such purpose, any director or directors may be removed from office with or without cause, by majority vote, except that if less than all the directors are to be removed, no individual director may be removed if the number of votes cast against his removal would be sufficient, if voted cumulatively at an election of the whole board to elect one or more directors.

(b)           New directors may be elected by the stockholders for the unexpired terms of directors removed from the office at the same meetings at which such removal are voted.  If the stockholders fail to elect persons to fill the unexpired terms of removed directors; such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.

Section Seven.  Compensation.  Directors who are not employed as officers of the corporation or including directors also serving the corporation in another capacity and receiving separate compensation therefor, shall be entitled to receive from the corporation as compensation for their services as directors or such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of directors.

Section Eight.  Indemnification.  The corporation shall indemnify all persons who have served or may serve at any time as officers or directors of the corporation and their heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorneys’ fees actually and necessarily incurred as a result of any claim, demand, action, proceeding, or judgement that may be asserted against any such persons or in which any such persons are made parties by reason of their being or having been officers or directors of the corporation.  However, this right of indemnification shall not exist in relation to matters as to which it is adjudged in any action, suit, or proceeding that any such persons are liable for negligence or misconduct in the performance of duty and in any case the right to indemnification hereunder shall be subject to the approval of a majority of stockholders.

Section Nine.  Committees.        The board of directors may, by resolution adopted by a majority of the whole board, designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that such committee shall have no authority in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, suggesting to stockholders the sale, lease, exchange, mortgage, or other disposition of all or substantially all of the property and assets of the corporation other than in the usual course of business, recommending to stockholders a voluntary dissolution or a  revocation thereof, amending altering, or repealing any provisions of these bylaws, electing or removing directors or officers of the corporation or members of the executive committee, fixing the compensation of any member of the executive committee declaring dividends, or amending, altering or repealing any resolution of the board of directors, which by its terms, provides that it shall not be amended , altered, or repealed by the executive committee.  The board of directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

(b)           Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole board at each regular meeting thereof and at such other times as may be requested by the board. However, failure to submit such record, or failure of the board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record thereof was or should have been submitted to the board as provided herein.

ARTICLE IV.         OFFICERS

Section One.   Enumeration of offices.             The corporation shall have as officers a president, a vice president, a secretary, and a treasurer.  The board of directors, in its discretion, may appoint a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the business of the corporation may require.

Section Two.  Election and Term of Office.     The principal officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual meeting of stockholders or as soon thereafter as is reasonably possible.  Subordinate officers may be elected from time to time as the board may see fit.  Each officer shall hold office until his successor is elected and qualified, or until his resignation, death, or removal.

Section Three.  Removal.            Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors.  Removal shall be without prejudice to any contract rights of the officer removed.

Section Four.  Vacancies.            Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

Section Five.         President: Powers and Duties.  Subject to any supervisory duties that may be given by the board or directors to any chairman of the board, the president shall be the principle executive officer of the corporation.  Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation.  The president shall preside at all meetings of stockholders at which he is present.  In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the board of directors at which he is present.  The president may sign, with the secretary or any other officer of the corporation so authorized by the board of directors, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has tracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the board of directors or these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed.  The president shall also make reports to the board of directors and stockholders and in general shall perform all duties incident to the office of president and such other duties as may be prescribed from time to time by the board of directors.

Section Six.    Vice President; Powers and Duties.               In the absence of the president of the corporation or in the event of his death or inability or refusal to act, the vice president shall perform the duties of the president and, when so acting, shall act with all of the powers of and by subject to all the restrictions on the president.  In the event more than one vice president is elected, the vice president shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election.  Any vice president may sign share certificates with the secretary or an assistant secretary.  The vice president or vice presidents shall also perform such other duties as may be assigned, from time to time by the president or the board of directors.

Section Seven.  Treasurer: Power and Duties.    The treasurer of the corporation shall have the following powers and duties:

(a)           To be custodian and take charge of and be responsible for all funds and securities of the corporation:

(b)           To receive and give receipts for money due and paid to the corporation from any source whatsoever:

(c)           To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws:

(d)           To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the treasurer, from time to time by the president or the board of directors:

(e)           To give a bond for faithful discharge of his duties when required to do so by the board of directors.

Section Eight.  Secretary, Powers and Duties.                The Secretary of the corporation shall have the following powers and duties:

(a)           To keep the minutes for the meetings of stockholders and of the board of directors, in one or more books provided for that purpose:

(b)           To see that all notices are duly given, in accordance with these bylaws or as required by law:

(c)           To be custodian of the corporate records and the seal of the corporation:

(d)           To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation.

(e)           To keep a register of the post office address of each stockholder whose address shall be furnished to the secretary by the stockholder:

(f)            To sign with the president, or a vice president, certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors:

(g)           To have general charge of the stock transfer books of the corporation; and

(h)           To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time by the president or the board of directors.

Section Nine.  Subordinate Officers.       Other subordinate officers including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries, may be appointed by the board of directors from time to time, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions adopted by the board of directors from time to time.

Section Ten.   Absence or Disability of Officers.           In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, or to any director, or to any other person whim it may select.

Section Eleven.          Salaries.            The salaries of all officers of the corporation shall be fixed from time to time by the board of directors.  No officer shall be disqualified from receiving a salary by reason of his also being a director of the corporation and receiving compensation therefor.

ARTICLE V.          STOCK CERTIFICATES

Section One. Form.          The shares of the corporation shall be represented by certificates signed by the chairman or a vice-chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  If a certificate is countersigned by a transfer agent or registrar other than one of the officers of the corporation enumerated above, any other signatures or countersignatures on the certificate may be facsimiles.  Each share certificate shall also state.

(a)                                  That the corporation is organized under the laws of the State of Illinois:

(b)                                 The name of the person to whom issued:

(c)                                  The number and class of shares and the designation of the series, if any,

which such certificate represents:

(d)           The par value of each share represented by such certificate, or a statement that such shares are without par value:

(e)           A statement that the shares represented by such certificate are fully paid and nonassessable.

Each certificate shall also set forth on the face or back thereof, a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued.

Section Two.  Subscriptions for Stock.            Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors.  Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be.  In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

Section Three.  Transfers.           Transfer of shares of the corporation shall be made in the manner specified in the Illinois Uniform Commercial Code.  The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed.  Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them.  The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares, and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books.  However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation’s transfer shall state the limited nature thereof.

Section Four.  Lost.  Destroyed and Stolen Certificates.               No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such evidence and provision of such indemnity to the corporation as the board of directors may prescribe.

ARTICLE VI.         CORPORATE ACTIONS

Section One.   Contracts.    The board of directors may authorize any officer to officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section Two.   Loans.          No loans shall be made by the corporation to its officers or directors, and no loans shall be made by the corporation secured by its shares.  No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section three.   Checks, Drafts, or Orders.       All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agents or agents of the corporation and in such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section Four.   Bank Deposits.          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

Section Five.   Voting Securities Held by the Corporation.           Unless otherwise ordered by the board of directors, the president or any vice president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation.  Such authority may be exercised by the designated officers in person or by proxy.

ARTICLE VII.       MISCELLANEOUS

Section One.   Reports to stockholders.           The board of directors shall cause an annual report to be sent to the stockholders of the corporation, not later than one hundred twenty (120) days after the close of the fiscal year of the corporation.  Such report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement for the year ending on such closing date.  Such financial statements shall be prepared from and in accordance with the books of the corporation in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent certified public accountant.

Section Two.   Inspection of Corporate Records.           The corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of stockholders and directors.  Additionally, a record shall be kept at the principal office of the corporation, giving the names and addresses of all stockholders and the number and class or classes of shares held by each.  Any person who has been a stockholder of record or the holder of a voting trust certificate for at least six (6) months immediately preceding his demand or who is the holder or record of at least five per cent (5%) of the outstanding shares of the corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the corporation, the minutes, and the record of stockholders.

On the written request of any stockholder, the corporation shall mail to such stockholder within fourteen (14) days after receipt of such requests, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year.  If such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements with fourteen (14) days after they become available, but in any event within one hundred twenty (120) days after the close if its latest fiscal year.

Section Three.   Inspection of Articles of Incorporation and Bylaws.

The original or a copy of the articles of incorporation and bylaws of the corporation, as amended or otherwise altered to date, and certified by the secretary of the corporation shall, at all times, be kept at the principal office of the corporation.  Such articles and bylaws shall be open to inspection by all stockholders of record or holders of voting trust certificates at all reasonable times during the business hours of the corporation.

Section Four.   Fiscal Year. The fiscal year of the corporation shall be

Section Five.   Corporate Seal.           The board of directors shall adopt an official seal for the corporation, which shall be circular inform and be inscribed with the name of the corporation, the state of incorporation, and the words “Corporate Seal.”

ARTICLE VIII       AMENDMENTS

These bylaws may be altered, amended, or replaced by majority vote of the board of directors.